UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 11, 2009

MDU Resources Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-3480	41-0423660
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 West Century Avenue P.O. Box 5650 Bismarck, North Dakota 58506-5650 (Address of principal executive offices) (Zip Code) Registrant's telephone number, including area code: (701) 530-1000

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                      DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Amendments to Long-Term Performance-Based Incentive Plan

On November 11, 2009, the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of MDU Resources, Group, Inc. (the "Company") recommended, and on November 12, 2009, the Board approved, an amendment to the MDU Resources Group, Inc. Long-Term Performance-Based Incentive Plan (the "LTIP").  The amendment revises the LTIP's "change in control" definition so that a payment pursuant to the LTIP is not triggered prematurely.

As amended, the term "change in control" is defined as:

•	the acquisition by an individual, entity or group of 20% or more of the Company's outstanding voting securities

•
a turnover in a majority of the Board without the approval of a majority of the members of the Board who were members of the Board as of the LTIP's effective date or whose election was approved by such Board members

•
consummation of a merger or consolidation or sale or other disposition of all or substantially all of the Company's assets, unless the Company's stockholders immediately prior to the transaction beneficially own more than 60% of the outstanding shares and voting power of the resulting corporation after the merger or the corporation that acquires the Company's assets, as the case may be or

•	stockholder approval of the Company's liquidation or dissolution.

Amendments to Supplemental Income Security Plan

On November 11, 2009, the Committee recommended, and on November 12, 2009, the Board approved, amendments to the MDU Resources Group, Inc. Supplemental Income Security Plan (the "SISP"), which provides executives with supplemental retirement benefits (the "Regular Benefit"), death benefits and replacement retirement benefits (the "Excess Benefits").  Effective January 1, 2010, the amendments reduce Regular Benefit and death benefit levels by 20 percent for new participants and participants whose benefit levels increase after January 1, 2010, impose an additional vesting period applicable to any increased Regular Benefit and death benefit, eliminate the Excess Benefits for new participants and current participants who do not satisfy certain conditions described below and freeze Excess Benefits accruals.

Regular Benefits and Death Benefits

Regular Benefits and death benefits are determined by reference to a schedule and are subject to the following ten year vesting schedule:

•	0 percent vesting for less than three years of participation

•	20 percent vesting for three years of participation

•	40 percent vesting for four years of participation and

•	an additional 10 percent vesting for each additional year of participation, with 100 percent vesting for 10 years of participation.

Death benefits become fully vested if the participant dies while actively employed.

The amendments reduce the Regular Benefit and death benefit levels in the schedule by 20 percent for

•	participants who participated in the SISP before January 1, 2010 and who receive a benefit level increase on or after January 1, 2010 and

•	executives who begin participating in the SISP on or after January 1, 2010.

A participant's Regular Benefit and death benefit levels are established when the participant commences participation in the SISP and can later be increased upon approval of the Committee.  Before the amendments, any increased benefit level would be subject to the same vesting schedule as the participant's prior benefit level.  The amendments impose an additional vesting requirement on benefit level increases approved on or after January 1, 2010, which requirement applies only to the increased benefit. The increased benefit vests after the later of (i) three additional years of participation in the SISP or (ii) the end of the regular vesting schedule described above.  The additional vesting is waived for participants who die while actively employed by the Company.

The additional vesting requirement is pro-rated for participants who attain age 65 and are required to retire pursuant to the Company's Bylaws prior to the end of the additional vesting period, as follows:

•	33 percent of the increase vests for participants required to retire at least one year but less than two years after the Committee approved the increase

•	66 percent of the increase vests for participants required to retire at least two years but less than three years after the Committee approved the increase and

•	100 percent of the increase vests for participants required to retire at least three years after the Committee approved the increase.

The benefit level increases of participants who attain age 65 and are required to retire pursuant to the Company's Bylaws will be further reduced to the extent the participants are not fully vested in their Regular Benefit according to the 10-year vesting schedule described above.

The Committee, upon recommendation of the Company's chief executive officer, may waive any or all of the additional vesting period associated with a benefit level increase.

Excess Benefit Amendments

Pursuant to the SISP, participants were eligible for the Excess Benefits if (i) they were fully vested under the qualified pension plan, (ii) their employment terminated prior to attaining age 65 and (iii) benefits under the qualified pension plan were reduced due to limitations under the Internal Revenue Code. Effective January 1, 2005, participants who were not then vested in the Excess Benefits were also required to remain actively employed by the Company until age 60.  The Excess Benefits are equal to the difference between the monthly retirement benefits that would have been payable to the participant under the Company's qualified pension plan absent the limitations under the Internal Revenue Code and the actual benefits payable to the participant under the qualified pension plan.

The amendments limit eligibility for the Excess Benefits to current SISP participants who are already vested in the Excess Benefit or who will become vested in the Excess Benefit if they remain employed with the Company until age 60.  No other participants will be eligible to receive Excess Benefits.  The amendments also freeze the Excess Benefits to a maximum of the benefit level payable based on the participant's years of service and compensation level as of December 31, 2009.

SISP Benefit Level Increases for John G. Harp and William E. Schneider

On November 11, 2009, upon recommendation of the Company's chief executive officer, the Committee approved Regular Benefit and death benefit level increases under the SISP for John G. Harp and William E. Schneider, who were named executive officers in the Company's 2009 Proxy Statement.  The benefit level increases are effective December 1, 2009 and result in an annual Regular Benefit increase from $234,300 to $274,200 and a death benefit increase from $468,600 to $548,400.  Retirement benefits are paid for 15 years and may begin at age 65.  The terms of the SISP are described in the Company's 2009 Proxy Statement and above in this Current Report on Form 8-K.

Amendments to Executive Incentive Compensation Plan

On November 11, 2009, the Committee approved an amendment to the definition of "Moody's Rate" in the MDU Resources Group, Inc. Executive Incentive Compensation Plan (the "EICP").  The EICP permits executives to defer up to 100 percent of their annual incentive awards, with deferred amounts accruing interest at the "Moody's rate,"  which was defined by reference to the Long-Term Corporate Bond Yield Average for "A" rated companies.  Effective January 1, 2010,  "Moody's rate" is defined as the average of (i) the number that results from adding the daily Moody's U.S. Long-Term Corporate Bond Yield Average for "A" rated companies as of the last day of each month for the 12-month period ending October 31 and dividing by 12 and (ii) the number that results from adding the daily Moody's U.S. Long-Term Corporate Bond Yield Average for "BBB" rated companies as of the last day of each month for the 12-month period ending October 31 and dividing by 12.  The change results in an increase in the interest rate for

2010 from 6.27% to 6.91%.  The other terms of the EICP were not amended and are described in the Company's 2009 Proxy Statement.

ITEM 5.03                      AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On November 12, 2009, the Board approved amendments to the Company's Bylaws, effective November 12, 2009.  The Bylaws, as amended, authorize the use of electronic transmission to give directors notices of regular and special meetings as well as other notices and eliminate the use of telegrams for notices.  Sections 3.05, 3.06 and 4.01 of the Bylaws, as amended, are filed as Exhibit 3.1 hereto.  A copy of these sections marked to show changes from the prior Bylaws is filed as Exhibit 3.2 hereto.

ITEM 8.01                      OTHER EVENTS

On November 12, 2009, the Board adopted a resolution approving amendments to eliminate the supermajority voting provisions in Articles TWELFTH and FIFTEENTH of the Company's Restated Certificate of Incorporation (the "Charter").

Article TWELFTH provided that, unless approved by two-thirds of the continuing directors, business combinations are subject to the fair price provisions contained in Article TWELFTH and must be approved by at least four-fifths of the voting power of all outstanding voting stock.  Article FIFTEENTH provided that, unless approved by two-thirds of the continuing directors, amendment or repeal of Articles TWELFTH, THIRTEENTH, FOURTEENTH, FIFTEENTH and SIXTEENTH must be approved by at least four-fifths of the voting power of all outstanding voting stock.  The amendments would delete Articles TWELFTH and FIFTEENTH in their entirety from the Charter and will be submitted to stockholders for approval at the 2010 annual meeting.

If approved by the stockholders, the amendments to the Charter will become effective upon filing with the Secretary of State of the State of Delaware.  Additional information regarding the Company's proposal, including the text of the proposed amendments, will be included in the Company's proxy statement for the 2010 annual meeting.

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

Exhibit Number	Description of Exhibit
3.1	Sections 3.05, 3.06 and 4.01 of the Bylaws of MDU Resources Group, Inc., as amended November 12, 2009
3.2	Sections 3.05, 3.06 and 4.01 of the Bylaws of MDU Resources Group, Inc., as amended November 12, 2009, marked to show changes from the November 13, 2008 Bylaws

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 17, 2009

MDU Resources Group, Inc.

By:	/s/ Paul K. Sandness
Paul K. Sandness
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Sections 3.05, 3.06 and 4.01 of the Bylaws of MDU Resources Group, Inc., as amended November 12, 2009
3.2	Sections 3.05, 3.06 and 4.01 of the Bylaws of MDU Resources Group, Inc., as amended November 12, 2009, marked to show changes from the November 13, 2008 Bylaws